Exhibit 99.1

RAIT Financial Trust Announces Completion of Independence Realty Trust Internalization Transaction

RAIT continues its transition to focusing on its lending business which is a simpler, cost efficient and lower leverage business model

Philadelphia, Pennsylvania, December 20, 2016 – RAIT Financial Trust (NYSE: RAS) (“RAIT”) announced today that RAIT has successfully completed its previously announced transaction to internalize the management of Independence Realty Trust, Inc. (NYSE MKT: IRT) (“IRT”). As contemplated by the Securities and Asset Purchase Agreement between RAIT and IRT, dated September 27, 2016, RAIT sold its subsidiary, Independence Realty Advisors, LLC, previously the external advisor to IRT, and certain assets of its subsidiary, Jupiter Communities, LLC (d/b/a RAIT Residential), RAIT’s multi-family property manager, to IRT for $43 million, subject to pro-rations, plus the assumption by IRT of certain liabilities relating to the multi-family property management business.  As previously announced, on October 5, 2016, in connection with the IRT internalization transaction, IRT repurchased all 7.3 million shares of IRT common stock owned by certain RAIT subsidiaries for $62.2 million.

As a result of transactions consummated in connection with the internalization of IRT’s management, RAIT received aggregate proceeds of $105.2 million, RAIT was able to deconsolidate IRT from its financial statements as of October 5, 2016 and RAIT is expecting to achieve significant annual expense savings.  These savings are expected to come from multiple factors including a decrease in RAIT’s employee count from approximately 645 employees to approximately 240 employees as of the closing.  These employees who provided services for RAIT Residential are expected to be offered employment by IRT from and after the closing.

The consummation of the IRT internalization represents the latest milestone achieved in RAIT’s ongoing strategy to transition to focusing on its lending business which is a simpler, cost efficient and lower leverage business model and, ultimately, position RAIT to generate enhanced returns for its shareholders. In connection with the execution of this strategy, as previously announced, through December 1, 2016, RAIT has also completed the sale of $265.3 million of properties from its property portfolio and the repayment of $233.3 million of debt associated with these properties in 2016.

To oversee and execute RAIT’s strategy and transition to a more lender-focused and simpler, cost efficient and lower leverage business model, RAIT has announced a new Board leadership structure and management changes.   Effective October 18, 2016, Michael J. Malter was elected by the Board of Trustees to serve as its independent Chairman. In connection with the consummation of the internalization of IRT’s management, Scott Davidson, RAIT’s current President, became RAIT’s Chief Executive Officer and was appointed to RAIT’s Board of Trustees. Mr. Davidson succeeds Scott Schaeffer, RAIT’s former CEO, who has resigned as CEO and as a member of the Board, to become the full-time Chairman and CEO of IRT.  Mr. Schaeffer will serve as a consultant to RAIT for the twelve month period following the closing.  James Sebra, RAIT’s current Chief Financial Officer, will continue as CFO of RAIT until the later to occur of March 31, 2017 or the filing of RAIT’s Form 10-K for the fiscal year ending December 31, 2016 with the U.S. Securities and Exchange Commission, after which time, he will become the full-time CFO of IRT.  RAIT is currently in the process of identifying a new CFO to replace Mr. Sebra.

About RAIT Financial Trust

RAIT Financial Trust (NYSE: RAS) is an internally managed real estate investment trust that provides debt financing options to owners of commercial real estate and owns a portfolio of commercial real estate properties located throughout the United States. Additional information about RAIT can be found on its website at www.rait.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “guidance,” “may,” “plan,” “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities” or other similar words or terms.  Such forward-looking statements include, but are not limited to, statements regarding RAIT’s initiatives to further simplify its business model, reduce costs, deleverage and enhance value for shareholders, RAIT’s actions taken or contemplated to enhance its long-term prospects and create value for its shareholders and RAIT’s ability to achieve significant annual expense savings in connection with the internalization of IRT. Such forward-looking statements are based upon RAIT’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: whether RAIT will be able to continue to implement its strategy to transition RAIT to a more lender focused, simpler, and more cost efficient business model, to deleverage and to generate enhanced returns for its shareholders, whether anticipated cost savings from the internalization of IRT will be achieved, and other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com

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